UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

Sybron Dental Specialties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

1717 West Collins Avenue

Orange, California 92867

(Address of principal executive offices)

(714) 516-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreements with Gregory D. Waller. On May 12, 2005, Sybron Dental Specialties, Inc. (the “Company”) entered into a Full and Complete Release of Liability (the “Release”), and a Consulting Agreement (the “Consulting Agreement”) with Mr. Gregory D. Waller in connection with his retirement as Vice President-Finance, Chief Financial Officer and Treasurer at the Company. A copy of Mr. Waller’s Release and Consulting Agreement are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

With the exception of some minor changes which were made to incorporate the 1st (December 27, 2004) and 2nd (March 31, 2005) amendments to Mr. Waller’s Termination Agreement, the Release and Consulting Agreement followed the form of Addendums A and B, respectively, to the Termination Agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated November 15, 2004, filed on November 16, 2004 (the “November 15, 2004 8-K”). The descriptions of the Release and Consulting Agreement contained in Item 1.01 of the November 15, 2004 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Full and Complete Release of Liability between the Company and Mr. Gregory D. Waller.

10.2	Consulting Agreement between the Company and Mr. Gregory D. Waller.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBRON DENTAL SPECIALTIES, INC.

Date: May 18, 2005	By:	/s/ STEPHEN J. TOMASSI
Stephen J. Tomassi
Vice President, General Counsel and Secretary

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Full and Complete Release of Liability between the Company and Mr. Gregory D. Waller.

10.2	Consulting Agreement between the Company and Mr. Gregory D. Waller.

4